UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2019

GERON CORPORATION
(Exact name of registrant as specified in its charter)
___________

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On October 9, 2019, Geron Corporation (“Geron” or the “Company”) entered into an office lease agreement (the “Hillsdale Lease”) with Hudson Metro Center LLC (the “Landlord”), with respect to office space within the premises located at 919 East Hillsdale Boulevard, Foster City, California (the “Hillsdale Office”). The purpose of the Hillsdale Lease is to replace the Company’s current leased premises at 149 Commonwealth Drive, Suite 2070, Menlo Park, California. The initial term of the Hillsdale Lease for the Hillsdale Office is 87 months, with an option by Geron to extend for an additional five years. Also, in connection with the Hillsdale Lease, Geron has provided a security deposit to the Landlord of $310,662.

Geron has not yet occupied the Hillsdale Office as it is being prepared for the Company’s use. The Hillsdale Lease term commences upon the earlier of the date of completion of construction, which is expected to occur by March 1, 2020, or the date upon which the Company first conducts business in the Hillsdale Office. Upon the commencement of the Hillsdale Lease, the aggregate minimum future lease payments for the initial lease term is approximately $4.4 million, net of a three-month rent abatement period, and subject to scheduled annual increases. In addition, the Company is responsible for paying its pro-rata share of certain building operating expenses and taxes throughout the term of the lease.

If the Hillsdale Lease does not commence on or before August 1, 2020, Geron may terminate the Hillsdale Lease without penalty and any prepaid monthly rent payments and any undrawn security deposit will be returned by the Landlord to Geron.

The foregoing description of the Hillsdale Lease is not complete and is qualified in its entirety by reference to the full text of the Hillsdale Lease, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Office Lease, by and between Hudson Metro Center LLC and Geron Corporation, dated October 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: October 14, 2019	By:	/s/ Stephen N. Rosenfield
		Name:	Stephen N. Rosenfield
		Title:	Executive Vice President,
Chief Legal Officer and
Corporate Secretary